                                                                    EXHIBIT 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, except as to Note 15, which is as of February 8, 2000, relating to the financial statements and financial statement schedule, which appears in Energy East Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the related Prospectus pertaining to the 2000 Stock Option Plan.


                                                  /s/ PRICEWATERHOUSECOOPERS LLP



New York, New York
May 19, 2000